Exhibit T3A.3

CERTIFICATE OF INCORPORATION

OF

NTK INVESTMENT CO.

1.	The name of this corporation is NTK Investment Co.

2.            Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.            The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have as additional purposes all powers granted to corporations by the laws of said State, provided that no such purpose shall include any activity inconsistent with the General Corporation Law of said State.

4.            The total number of shares of stock that this corporation shall have authority to issue is 1000 shares of Common Stock, par value $1.00 per share. Each share of stock shall be entitled to one vote.

5.            The name and mailing address of the incorporator is: John R. Potter, Vice President and General Counsel, Nortek, Inc., 815 Reservoir Avenue, Cranston, Rhode Island 02910.

6.            The election of directors need not be by ballot unless the by-laws shall so require. Subject to the limitations and exceptions, if any, contained therein, by-laws may be adopted, amended or repealed by the board of directors.

7.            The corporation shall indemnify each person who is or was a director or officer of this corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

8.          The books of the corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of the corporation.

9.            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of October, 1984.

By:	/s/ John R. Potter
John R. Potter

CERTIFICATE OF OWNERSHIP AND MERGER

(Under Section 253

of the

General Corporation Law of Delaware)

The undersigned, being the President of NTK Investment Co., a Delaware Corporation, hereby certifies that:

1.           NTK Investment Co. owns 92.1% of the outstanding shares of each class of stock of Jensen Industries, a California corporation.

2.          A copy of the resolutions of the Board of Directors of NTK Investment Co. to merge Jensen Industries with and into itself and assume all of its obligations is attached hereto as Exhibit 1. Such resolutions state the terms and conditions of the merger, including. the cash to be paid upon the surrender of each share of Jensen Industries not owned by NTK Investment Co.

3.          The name of the surviving corporation shall be changed to Jensen Industries, Inc., upon the effective date of the merger.

IN WITNESS WHEREOF, the undersigned has subscribed this certificate and hereby affirms that its contents are true this 19th day of March, 1985.

By:	/s/ Richard L. Bready
Richard L. Bready
President

Attest:

By:	/s/ John R. Potter
John R. Potter, Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

JENSEN INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of JENSEN INDUSTRIES, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

ARTICLE I: The name of the corporation is BROAN-MEXICO HOLDINGS, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted In favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer this 11th of September, 2008.

JENSEN INDUSTRIES, INC.

By:	/s/ Edward J. Cooney
Vice President and Treasurer
Edward J. Cooney